As Filed with the Securities and Exchange Commission on August 2, 2001

                                                           Registration No. 333-
================================================================================
                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    Form S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

   Ingersoll-Rand Company                   New Jersey
Ingersoll-Rand Financing II                  Delaware                              13-5156640
Ingersoll-Rand Financing III                 Delaware                              13-5156640
 (Exact Name of Registrant       (State or Other Jurisdiction of                   13-5156640
as Specified in its Charter)      Incorporation or Organization)    (I.R.S. Employer Identification Number)

                                                                                  Patricia Nachtigal, Esq.
                                                                         Senior Vice President and General Counsel
                     200 Chestnut Ridge Road                                       200 Chestnut Ridge Road
                 Woodcliff Lake, New Jersey 07677                             Woodcliff Lake, New Jersey 07677
                          (201) 573-0123                                               (201) 573-0123
       (Address, Including Zip Code, and Telephone Number,           (Name, Address, Including Zip Code, and Telephone
Including Area Code, of Registrant's Principal Executive Offices)    Number, Including Area Code, of Agent for Service)

                             ----------------------

                                    Copy to:

                               John B. Tehan, Esq.
                           Simpson Thacher & Bartlett
                              425 Lexington Avenue
                            New York, New York 10017
                                 (212) 455-2000

                             ----------------------

      Approximate date of commencement of proposed sale of the securities to the public: From time to time after this registration statement becomes effective.

      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities being offered only in connection with dividend or interest reinvestment plans, please check the following box. |X|

      If this form is filed to register additional securities for an offering pursuant to Rule 426(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

================================================================================================================================
                                                                 Amount       Proposed Maximum   Proposed Maximum     Amount of
                  Title of Each Class of                          to be        Offering Price        Aggregate      Registration
                Securities to be Registered                 Registered(1)(2)     Per Unit(3)      Offering Price       Fee(6)
--------------------------------------------------------------------------------------------------------------------------------
Debt securities of Ingersoll-Rand Company................
Preference stock of Ingersoll-Rand Company...............
Depositary shares of Ingersoll-Rand Company..............
Common stock of Ingersoll-Rand Company(4)................
Stock purchase contracts of Ingersoll-Rand Company.......     $986,400,000         100%            $986,400,000      $246,600
Stock purchase units of Ingersoll-Rand Company...........
Warrants ................................................
Preferred securities of Ingersoll-Rand Financing II......
Preferred securities of Ingersoll-Rand Financing III.....
Guarantees of preferred securities of Ingersoll-Rand
    Financing II and Ingersoll-Rand Financing III(5).....
================================================================================================================================

(1) Such indeterminate number or amount of debt securities, warrants, preference stock, depositary shares, common stock, stock purchase contracts and stock purchase units of Ingersoll-Rand Company and trust preferred securities of Ingersoll-Rand Financing II and Ingersoll-Rand Financing III as may from time to time be issued at indeterminate prices and the related trust preferred securities guarantees.
(2) Such amount in U.S. dollars or the equivalent thereof in foreign currencies as shall result in an aggregate initial offering price for all securities of $986,400,000. In addition, this Registration Statement includes a presently indeterminate number of securities that may be issuable from time to time upon conversion or exchange of the securities being registered hereunder.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and exclusive of accrued interest and dividends, if any.
(4)   Includes Series A Preference Stock Purchase Rights.

(5) Ingersoll-Rand Company is also registering under this registration statement all other obligations that it may have with respect to trust preferred securities issued by Ingersoll-Rand Financing II and Ingersoll-Rand Financing III. No separate consideration will be received for any guarantee or any other such obligations.
(6) Pursuant to Rule 457(p) under the Securities Act of 1933, as amended, the registrant hereby offsets against the $246,600 filing fee required in connection with this registration statement $101,129 in filing fees paid in connection with the Registration Statement on Form S-3, Registration Statement No. 333-58490, filed by Ingersoll-Rand Company and Ingersoll-Rand Financing I, a Delaware business trust all of the common securities of which are owned by Ingersoll-Rand Company, on April 6, 2001.

      Pursuant to Rule 429 under the Securities Act of 1933, as amended, the prospectus herein is a combined prospectus and also relates to up to $13.6 million of unsold securities covered by Registration Statement No. 333-50902 previously filed with the Commission and declared effective on December 19, 2000.

      The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

================================================================================

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                   SUBJECT TO COMPLETION, DATED AUGUST 2, 2001

PROSPECTUS

                                     [LOGO]

                                 $1,000,000,000

                             Ingersoll-Rand Company

                                 Debt Securities

                                Preference Stock

                                Depositary Shares

                                  Common Stock

                        Stock Purchase Contracts or Units

                            Stock Purchase Contracts

                                    Warrants

                               ------------------

                           Ingersoll-Rand Financing II

                          Ingersoll-Rand Financing III

                           Trust Preferred Securities

                                  Guaranteed by

                             Ingersoll-Rand Company

                               -------------------

      We will provide the specific terms of these securities in supplements to this prospectus. We can only use this prospectus to offer and sell any specific security by also including a prospectus supplement for that security. You should read this prospectus and the prospectus supplements carefully before you invest.

      These securities have not been approved by the SEC or any state securities commission, nor have these organizations determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offence.

      , 2001

We have not authorized anyone to tell you anything about us or the securities covered by this prospectus except what is included or incorporated in this prospectus or any accompanying prospectus supplement. Do not assume that there has been no change in our affairs since the date of this prospectus. Finally, even though you may have this prospectus or any accompanying prospectus supplement, we are not making any offer or encouraging your interest in any securities if it is not legal and proper for us to do so.

                              AVAILABLE INFORMATION

      This prospectus is part of a registration statement on Form S-3 relating to the securities covered by this prospectus. The prospectus does not include all of the information in the registration statement. We refer you to the registration statement and its exhibits for further information about us and the securities.

      We are subject to the Securities Exchange Act of 1934, and file reports and other information with the SEC as required by the Exchange Act. You can inspect and copy our reports and filings by contacting the SEC at these offices:


      Public Reference Room    7 World Trade Center   Northwestern Atrium Center
      Judiciary Plaza           New York, NY 10048    500 West Madison Street
      450 Fifth Street, NW                            Chicago, IL 60661
      Washington, DC 20549

      You can also get copies of these materials from the SEC's web site (http://www.sec.gov), or view them at the offices of the New York Stock Exchange, 20 Broad Street, New York, NY 10005.

      We have not included any separate financial statements for the trusts. They were omitted because the trusts are our wholly owned subsidiaries with no independent operations, we guarantee the fee obligations relating to the trust securities and the SEC has exempted these types of trusts from filing obligations for as long as we continue to file our information with the SEC.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      Our Annual Report on Form 10-K for the fiscal year ended December 31, 2000, our Quarterly Reports on Form 10-Q dated as of May 11, 2001 and August 2, 2001 and our Current Reports on Form 8-K dated as of February 6, 2001 and February 9, 2001, as amended by Form 8-K/A dated as of February 21, 2001, are incorporated by reference in this prospectus. All future filings that we make under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we sell all of the securities we are offering are deemed incorporated into and part of this prospectus once filed. Any statement in this prospectus, in any prospectus supplement, or in any document incorporated by reference that is different from any statement contained in any later-filed document should be regarded as changed by that later statement. Once so changed, the earlier statement is no longer considered part of this prospectus or any prospectus supplement.

      If you ask us by phone or in writing, we will give you a copy of any of the materials incorporated (other than exhibits, unless the exhibits are themselves specifically incorporated). Please make your request to R.G. Heller, Secretary, P.O. Box 8738, Woodcliff Lake, New Jersey 07677, telephone 201-573-0123.

                                    ABOUT US

      We were organized in 1905 under the laws of the State of New Jersey as a consolidation of Ingersoll-Sergeant Drill Company and the Rand Drill Company, whose businesses were established in the early 1870s. Over the years, additional products which have been developed internally or obtained through acquisition have supplemented the original business.

      We are a leading provider of security and safety, climate control, industrial productivity and infrastructure products. In each of these markets, we offer a diverse product portfolio that includes well-recognized industrial and commercial brands.

      SECURITY AND SAFETY - We market architectural hardware and access-control products and services for residential, commercial and institutional buildings. Led by the familiar Schlage brand, products include locks and locksets, door closers, exit devices, steel doors and frames, power-operated doors, architectural columns and biometric and electronic access control technologies.

      CLIMATE CONTROL - We offer a wide range of temperature-control products for protecting food and other perishables. Products include: Thermo King transport temperature control units for truck trailers, small trucks, seagoing containers and air conditioning for buses; and Hussman refrigerated display cases for supermarkets, delicatessens and other commercial and institutional refrigeration applications.

      INDUSTRIAL PRODUCTIVITY - We have a diverse group of businesses offering products and services to enhance industrial efficiency. These products and services include: Ingersoll-Rand air compressors and components for compressed-air systems, tools and material handling equipment, and fluid handling products; Club Car golf cars and utility vehicles; and Torrington bearings, components and motion-control technologies.

      INFRASTRUCTURE - We are a major supplier of products and services for all types of construction projects and industrial and commercial development, including Bobcat compact equipment and Ingersoll-Rand road pavers, compactors, portable-power products and drilling equipment.

      We have approximately 100 manufacturing locations, roughly half of which are outside North America. Approximately 34% of our revenues are derived from outside the United States and due to our diverse businesses, no end market represents more than 15% of our revenues.

      Over the past five years we have pursued an aggressive acquisition and divestiture program focused on: building and maintaining leadership in our four major global markets; enhancing revenue growth and profitability; and reducing the effect of economic cycles on our financial performance.

      Our principal executive offices are at 200 Chestnut Ridge Road, Woodcliff Lake, New Jersey 07677 (telephone 201-573-0123).

                                ABOUT THE TRUSTS

      Each trust is a Delaware business trust which exists for the exclusive purpose of issuing the trust preferred securities and common securities representing undivided beneficial interests in the assets of the trust in exchange for our debt securities.

      All of the trust common securities will be directly or indirectly owned by us. The trust common securities will rank equally, and payments will be made proportionately, with the trust preferred securities, except that, upon an event of default, the rights of the holders of the trust common securities to payment of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities. We will acquire trust common securities in an aggregate liquidation amount equal to 3% of the total capital of each trust, and we will sell the trust preferred securities to the public.

      Each trust's business and affairs will be conducted by its trustees, including a property trustee, a Delaware trustee and three individual trustees (which we refer to as the "regular trustees") who are our employees or officers appointed by us. The holder of the trust common securities of a trust, or the holders of a majority in liquidation amount of the related trust preferred securities if an event of default has occurred and is continuing, will be entitled to appoint, remove or replace the property trustee and/or the Delaware trustee for such trust. In no event will the holders of the trust preferred securities have the right to vote to appoint, remove or replace the regular trustees. One trustee of each trust will be a financial institution that is not affiliated with us, which shall act as property trustee and as indenture trustee for the purposes of the Trust Indenture Act. In addition, unless the property trustee maintains a principal place of business in the State of Delaware, one trustee of each trust will have a principal place of business or reside in the State of Delaware. We will pay all fees and expenses related to the trusts and the offering of the trust securities.

      The office of the Delaware trustee for each trust is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801. The address for each trust is c/o Ingersoll-Rand Company, at 200 Chestnut Ridge Road, Woodcliff Lake, New Jersey 07677.

                       RATIO OF EARNINGS TO FIXED CHARGES

      The following table sets forth our ratio of earnings to fixed charges for each of the years in the five year period ended December 31, 2000 and for the six month period ended June 30, 2001. We do not presently have any preference stock outstanding. For the purpose of computing the ratios of earnings to fixed charges, earnings consist of earnings from continuing operations before income taxes and fixed charges, excluding our proportionate share in the undistributed earnings (losses) of less than fifty-percent-owned affiliates (accounted for using the equity method), minority interests and capitalized interest. Fixed charges consist of interest (including capitalized interest), equity-linked securities charges, amortization of debt discount and expense and that portion (one-third) of rental expense deemed to be representative of an interest factor included therein.

                                         Six Month
                                        Period Ended
                                          June 30,                    Year Ended December 31,
                                        -------------     ----------------------------------------------------
                                            2001          2000         1999         1998       1997       1996
                                        -------------     ----         ----         ----       ----       ----
Ratio of earnings to fixed charges          2.08          3.44         4.28         3.59       4.44       4.79

                                 USE OF PROCEEDS

      We plan to add the proceeds we receive from sales of securities to our general funds and to use them for general corporate purposes. These could include capital expenditures, repayment or purchase of our already issued long-term debt, investment in subsidiaries, additions to working capital, repayment of short-term commercial paper notes or other short term debt, acquisitions and other business opportunities.

                       DESCRIPTION OF THE DEBT SECURITIES

      The following description of debt securities sets forth certain general terms and provisions of debt securities. The particular terms of the debt securities offered will be described in the prospectus supplement relating to the securities.

      We may issue debt securities either separately, or together with, or upon the conversion of or in exchange for, other securities. The debt securities may be:

      o senior unsecured obligations issued in one or more series under a senior indenture dated as of August 1, 1986, as supplemented, between us and The Bank of New York, as trustee, or

      o subordinated unsecured obligations issued in one or more series under a subordinated indenture to be entered into between us and a trustee.

      The following description only summarizes the terms of the indentures and the debt securities. For more information you should read the indentures.

General

      The indentures do not limit the amount of debt securities which we may issue and provide that debt securities may be issued thereunder from time to time in one or more series up to the aggregate principal amount which we may authorize from time to time.

      You should review the prospectus supplement for the following terms of the debt securities being offered:

      o the designation, aggregate principal amount and authorized denominations of the debt securities;

      o     the purchase price of the debt securities;

      o     the date or dates on which the debt securities will mature;

      o the rate or rates per annum, if any (which may be fixed or variable), at which the debt securities will bear interest or the method by which such rate or rates will be determined;

      o the dates on which the interest will be payable and the record dates for payment of interest, if any;

      o the coin or currency in which payment of the principal of (and premium, if any) or interest, if any, on the debt securities will be payable;

      o the terms of any mandatory or optional redemption (including any sinking fund) or any obligation of us to repurchase the debt securities;

      o whether the debt securities are to be issued in whole or in part in the form of one or more temporary or permanent global debt securities and, if so, the identity of the depositary, if any, for such note or notes;

      o whether the debt securities will be senior debt securities or subordinated debt securities;

      o the terms, if any, upon which such debt securities may be convertible into or exchangeable for other securities; and

      o any other additional provisions or specific terms which may be applicable to that series of debt securities.

      Unless otherwise indicated in the prospectus supplement, the debt securities will be issued only in fully registered form without coupons in denominations of $1,000 or multiples of $1,000. No service charge will be made for any registration of, transfer or exchange of the debt securities, but we may require a payment by the holder to cover any tax or other governmental charge.

      The debt securities may be issued as discounted debt securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any of these discounted debt securities will be described in the applicable prospectus supplement.

Ranking of Debt Securities

      The senior debt securities will be unsecured unsubordinated obligations and will rank equally in right of payment with all of our unsecured and unsubordinated indebtedness. The subordinated debt securities will be unsecured subordinated obligations and will be subordinated in right of payment to all of our existing and future senior indebtedness (as defined in the related prospectus supplement), including the senior debt securities. See
"--Subordination of Subordinated Debt Securities."

Conversion and Exchange

      The terms, if any, on which debt securities of any series are convertible into or exchangeable for common stock, preference stock or other debt securities will be set forth in the related prospectus supplement. The terms may include provisions for conversion or exchange, either mandatory, at the option of the holders or at our option.

Global Notes

      The debt securities of a series may be issued in whole or in part in the form of one or more global notes that will be deposited with or on behalf of a depositary located in the United States identified in the prospectus supplement relating to the applicable series.

      The specific terms of the depositary arrangement with respect to any debt securities of a series will be described in the prospectus supplement relating to the series. We anticipate that the following provisions will apply to all depositary arrangements.

      Unless otherwise specified in an applicable prospectus supplement, debt securities which are to be represented by a global note to be deposited with or on behalf of a depositary will be represented by a global note registered in the name of such depositary or its nominee. Upon the issuance of a global note in registered form, the depositary for the global note will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by the global note to the accounts of institutions that have accounts with the depositary or its nominee ("participants"). The accounts to be credited shall be designated by the underwriters or agents of the debt securities or by us, if the debt securities are offered and sold directly by us. Ownership of beneficial interests in the global notes will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in the global notes will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the depositary or its nominee for the global notes. Ownership of beneficial interests in global notes by persons that hold the beneficial interests through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by the participant.

      So long as the depositary for a global note in registered form, or its nominee, is the registered owner of the global note, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global note for all purposes under the applicable indenture governing the debt securities. Except as described below, owners of beneficial interests in the global notes will not be entitled to have debt securities of the series represented by the global notes registered in their names, will not receive or be entitled to receive physical delivery of debt securities of the series in definitive form and will not be considered the owners or holders thereof under the applicable indenture.

      Payment of principal of, premium, if any, and any interest on debt securities registered in the name of or held by a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner or the holder of the global note representing the debt securities. We will not, nor will the trustee, any paying agent or the security registrar for the debt securities have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global note for the debt securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

      We expect that the depositary for debt securities of a series, upon receipt of any payment of principal, premium or interest in respect of a permanent global note, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global note as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in the global note held through the participants will be governed by customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of the participants.

      A global note may not be transferred except as a whole by the depositary for the global note to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor of the depositary or a nominee of the successor. If a depositary for debt securities of a series is at any time unwilling or unable to continue as a depositary and a successor depositary is not appointed by us within ninety days, we will issue debt securities in definitive registered form in exchange for the global note or notes representing the debt securities. In addition, we may at any time and in our sole discretion determine not to have any debt securities in registered form represented by one or more global notes and, in that event, we will issue debt securities in definitive form in exchange for the global note or notes representing the debt securities.

Certain Covenants of the Debt Securities

      Senior Debt Securities. The senior debt securities will include the following covenants:

      Limitation on Liens. Unless otherwise indicated in the prospectus supplement relating to a series of senior debt securities, we will not, and will not permit any restricted subsidiary to, create, assume or guarantee any indebtedness for money borrowed, secured by any mortgage, lien, pledge, charge or other security interest or encumbrance of any kind (hereinafter referred to as a "mortgage" or "mortgages") on any principal property of ours or a restricted subsidiary or on any shares or funded indebtedness of a restricted subsidiary (whether such principal property, shares or funded indebtedness are now owned or hereafter acquired) without, in any such case, effectively providing concurrently with the creation, assumption or guaranteeing of such indebtedness that the senior debt securities (together, if we shall so determine, with any other indebtedness then or thereafter existing, created, assumed or guaranteed by us or such restricted subsidiary ranking equally with the senior debt securities) shall be secured equally and ratably with or prior to such indebtedness. The senior indenture excludes, however, from the foregoing any indebtedness secured by a mortgage (including any extension, renewal or replacement of any mortgage hereinafter specified or any indebtedness secured thereby, without increase of the principal of such indebtedness):

      o on property, shares or funded indebtedness of any corporation existing at the time such corporation becomes a restricted subsidiary;

      o on property existing at the time of acquisition of such property, or to secure indebtedness incurred for the purpose of financing the purchase price of such property or improvements or construction thereon which indebtedness is incurred prior to or within 180 days after the later of such acquisition, completion of such construction or the commencement of commercial operation of such property;

      o on property, shares or funded indebtedness of a corporation existing at the time such corporation is merged into or consolidated with us or a restricted subsidiary, or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to us or a restricted subsidiary;

      o on property of a restricted subsidiary to secure indebtedness of such restricted subsidiary to us or another restricted subsidiary;

      o on our property or property of a restricted subsidiary in favor of the United States or any State thereof, or any department, agency or instrumentality or political subdivision of the United States or any State thereof, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such mortgage; or

      o     existing at the date of the senior indenture.

      Limitation on Sale and Leaseback Transactions. Unless otherwise indicated in the prospectus supplement relating to a series of senior debt securities, sale and leaseback transactions (which are defined in the senior indenture to exclude leases expiring within three years of making, leases between us and a restricted subsidiary or between restricted subsidiaries and any lease of part of a principal property, which has been sold, for use in connection with the winding up or termination of the business conducted on such principal property) by us or any restricted subsidiary of any principal property are prohibited, unless (a) we would be entitled to incur indebtedness secured by a mortgage on such principal property (see "Limitations on Liens" above) or (b) an amount equal to the fair value of the principal property so leased (as determined by our board of directors) is applied within 180 days to the retirement (otherwise than by payment at maturity or pursuant to mandatory sinking funds) of our senior debt securities or funded indebtedness of any restricted subsidiary on a parity with the senior debt securities or to purchase, improve or construct principal properties.

      Exempted Indebtedness. Notwithstanding the limitations on mortgages and sale and leaseback transactions described above, we or any restricted subsidiary may, in addition to amounts permitted under such restrictions, create, assume or guarantee secured indebtedness or enter into sale and leaseback transactions which would otherwise be prohibited, provided that at the time of such event, and after giving effect thereto, the sum of such outstanding secured indebtedness plus the attributable debt in respect of such sale and leaseback transactions (other than sale and leaseback transactions entered into prior to the date of the senior indenture and sale and leaseback transactions whose proceeds have been applied in accordance with clause (b) under "Limitation on Sale and Leaseback Transactions") does not exceed 5% of our and our consolidated subsidiaries shareholders' equity. "Attributable debt" means, as of any particular time, the then present value of the total net amount of rent required to be paid under such leases during the remaining terms thereof (excluding any renewal term unless the renewal is at the option of the lessor), discounted at the actual interest factor included in such rent, or, if such interest factor is not readily determinable, then at the rate of 8-3/8% per annum.

      Restrictions Upon Merger and Sales of Assets. Upon any consolidation or merger of us with or into any other corporation or any sale, conveyance or lease of all or substantially all of our property to any other corporation, the corporation (if other than us) formed by such consolidation, or into which we shall have been merged, or the corporation which shall have acquired or leased such property (which corporation shall be a solvent corporation organized under the laws of the United States or a State thereof or the District of Columbia) shall expressly assume the due and punctual payment of the principal of and premium, if any, and interest, if any, on all of the senior debt securities. We will not consolidate or merge, or make any such sale, lease or other disposition, and we will not permit any other corporation to merge into us, unless immediately after giving effect thereto, we or such successor corporation, as the case may be, will not be in default under the senior indenture.

      If, upon any such consolidation, merger, sale, conveyance or lease, or upon any consolidation or merger of any restricted subsidiary, or upon the sale, conveyance or lease of all or substantially all the property of any restricted subsidiary to any other corporation, any principal property or any shares or funded indebtedness of any restricted subsidiary would become subject to any mortgage, we will secure the due and punctual payment of the principal of, premium, if any, and interest, if any, on the senior debt securities (together with, if we shall so determine, any other indebtedness of or guarantee by us or such restricted subsidiary ranking equally with the senior debt securities) by a mortgage, the lien of which will rank prior to the lien of such mortgage of such other corporation on all assets owned by us or such restricted subsidiary.

      Certain Definitions. The term "principal property" means any manufacturing plant or other manufacturing facility of ours or any restricted subsidiary, which plant or facility is located within the United States, except any such plant or facility which the board of directors by resolution declares is not of material importance to the total business conducted by us and our restricted subsidiaries. The term "funded indebtedness" means indebtedness created, assumed or guaranteed by a person for money borrowed which matures by its terms, or is renewable by the borrower to a date, more than one year after the date of its original creation, assumption or guarantee. The term "restricted subsidiary" means any subsidiary which owns a principal property excluding, however, any corporation the greater part of the operating assets of which are located or the principal business of which is carried on outside the United States. The term "subsidiary" means any corporation of which at least a majority of the outstanding stock having voting power under ordinary circumstances to elect a majority of the board of directors of the corporation shall at the time be owned by us or by us and one or more subsidiaries or by one or more subsidiaries.

      Senior Debt Securities Issued to a Trust. In the case of senior debt securities issued to a trust, any such transaction must also be permitted under the related trust agreement and guarantee and must not give rise to any breach or violation of the related trust agreement and guarantee.

      Unless otherwise provided in the applicable prospectus supplement, if senior debt securities are issued to a trust or a trustee of such trust in connection with the issuance of trust securities by such trust and:

      o there shall have occurred an event that would constitute an event of default,

      o we shall be in default with respect to its payment of any obligations under the related trust preferred guarantee or trust common guarantee, or

      o we shall have given notice of our election to defer payments of interest on such senior debt securities by extending the interest payment period as provided in the senior indenture and such period, or any extension thereof, shall be continuing, then (a) we shall not declare or pay any dividend on, make any distribution with respect to, or redeem, purchase or make a liquidation payment with respect to, any of our capital stock, and (b) we shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities which rank equally with or junior to such senior debt securities; provided that the foregoing restriction does not apply to any stock dividends paid by us where the dividend stock is of the same class as that of the stock held by the holders receiving the dividend.

      If provided in the applicable prospectus supplement, we will have the right at any time and from time to time during the term of any series of senior debt securities to defer payment of interest for up to such number of consecutive interest payment periods as may be specified in the applicable prospectus supplement, subject to the terms, conditions and covenants, if any, specified in such prospectus supplement, provided that the extension period may not extend beyond the stated maturity of such series of senior debt securities.

      In the senior indenture, we will agree to pay to each trust all debts and other obligations (other than with respect to the trust securities) and all costs and expenses of such trust (including costs and expenses relating to the organization of such trust, the fees and expenses of the related trustees and the costs and expenses relating to the operation of such trust) and the offering of the trust preferred securities, and to pay any and all taxes, duties, assessments or other similar governmental charges (other than United States withholding taxes), and all costs and expenses with respect to the foregoing, to which such trust might become subject.

      Subordinated Debt Securities. The subordinated debt securities will include those covenants which may be set forth in the prospectus supplement to which such debt securities relate, including the following:

      Restrictions Upon Merger and Sales of Assets. Upon any consolidation or merger of us with or into any other corporation or any sale, conveyance or lease of all or substantially all the property of us to any other corporation, the corporation (if other than us) formed by such consolidation, or into which we shall have been merged, or the corporation which shall have acquired or leased such property (which corporation shall be a solvent corporation organized under the laws of the United States or a State thereof or the District of Columbia) shall expressly assume the due and punctual payment of the principal of and premium, if any, and interest, if any, on all of the subordinated debt securities. We will not consolidate or merge, or make any such sale, lease or other disposition, and we will not permit any other corporation to merge into us, unless immediately after giving effect thereto, we or such successor corporation, as the case may be, will not be in default under the subordinated indenture.

      Subordinated Debt Securities Issued to a Trust. In the case of subordinated debt securities issued to a trust, any such transaction must also be permitted under the related trust agreement and guarantee and must not give rise to any breach or violation of the related trust agreement and guarantee.

      Unless otherwise provided in the applicable prospectus supplement, if subordinated debt securities are issued to a trust or a trustee of such trust in connection with the issuance of trust securities by such trust and:

      o there shall have occurred an event that would constitute an event of default,

      o we shall be in default with respect to its payment of any obligations under the related trust preferred guarantee or trust common guarantee, or

      o we shall have given notice of our election to defer payments of interest on such subordinated debt securities by extending the interest payment period as provided in the subordinated indenture and such period, or any extension thereof, shall be continuing, then (a) we shall not declare or pay any dividend on, make any distribution with respect to, or redeem, purchase or make a liquidation payment with respect to, any of our capital stock, and (b) we shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities which rank equally with or junior to such subordinated debt securities; provided that the foregoing restriction does not apply to any stock dividends paid by us where the dividend stock is of the same class as that of the stock held by the holders receiving the dividend.

      If provided in the applicable prospectus supplement, we will have the right at any time and from time to time during the term of any series of subordinated debt securities to defer payment of interest for up to such number of consecutive interest payment periods as may be specified in the applicable prospectus supplement, subject to the terms, conditions and covenants, if any, specified in such prospectus supplement, provided that the extension period may not extend beyond the stated maturity of such series of subordinated debt securities.

      In the subordinated indenture, we will agree to pay to each trust all debts and other obligations (other than with respect to the trust securities) and all costs and expenses of such trust (including costs and expenses relating to the organization of such trust, the fees and expenses of the related trustees and the costs and expenses relating to the operation of such trust) and the offering of the trust preferred securities, and to pay any and all taxes, duties, assessments or other similar governmental charges (other than United States withholding taxes), and all costs and expenses with respect to the foregoing, to which such trust might become subject.

Events of Default

      As to each series of debt securities, an event of default is defined in each indenture as being:

      o default in payment of any interest or any sinking fund payment on such series which continues for 30 days (subject to the deferral of any interest payment in the case of an extension period);

      o default in payment of any principal or premium, if any, on such series;

      o default after written notice in performance of any other covenant in such indenture (other than a covenant included solely for the benefit of debt securities of another series) which continues for 90 days;

      o     certain events in bankruptcy, insolvency or reorganization; or

      o other events of default specified in or pursuant to a board resolution or in a supplemental indenture. Each indenture provides that the trustee may withhold notice to the holders of debt securities of such series of any default (except in payment of principal, interest, if any, or premium, if any, on such series or in payment of any sinking fund installment on such series) if the trustee considers it in the interest of such holders to do so.

      In case an event of default shall occur and be continuing with respect to the debt securities of any series, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal of the debt securities of such series (or, if the debt securities of that series were issued as discounted debt securities, such portion of the principal as may be specified in the terms of that series) to be due and payable and, in the case of debt securities issued to a trust, should the trustee or the holders of such debt securities fail to make such declaration, the holders of at least 25% in aggregate liquidation amount of the related trust preferred securities shall have such right. Any event of default with respect to the debt securities of any series

(except defaults in payment of principal or premium, if any, or interest, if any, on the debt securities of such series) may be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding. In the case of debt securities issued to a trust, should the holders of such debt securities fail to annul a declaration or waive such default, the holders of a majority in aggregate liquidation amount of the series of related trust preferred securities affected shall have such right.

      Subject to the provisions of each indenture relating to the duties of the trustee in case an event of default shall occur and be continuing, the trustee is under no obligation to exercise any of the rights or powers under such indenture at the request, order or direction of any of the holders of debt securities, unless such holders shall have offered to the trustee reasonable security or indemnity. Subject to such provisions for the indemnification of the trustee and certain limitations contained in each indenture, the holders of a majority in principal amount of the debt securities of any series then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of such series. In case an event of default shall occur and be continuing as to a series of debt securities, the property trustee will have the right to declare the principal of and the interest on such debt securities, and any other amounts payable under the indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to such debt securities. We are required annually to deliver to the trustee an officers' certificate stating whether or not the signers have knowledge of any default in performance by us of the covenants described above.

      If an event of default with respect to a series of debt securities issued to a trust has occurred and is continuing and such event is attributable to the failure of us to pay interest, premium (if any) or principal on such debt securities on the date such interest, premium (if any) on principal is due and payable, a holder of related trust preferred securities may institute a legal proceeding directly against us for enforcement of payment to such holder of the principal of or interest or premium (if any) on such debt securities having a principal amount equal to the aggregate liquidation amount of the related trust preferred securities of such holder (a "direct action"). We may not amend the related indenture to remove the foregoing right to bring a direct action without the prior written consent of the holders of all of the trust preferred securities outstanding.

Defeasance

      Both indentures provide that we, at our option, need not comply with certain restrictive covenants of such indenture as to any series of debt securities (in the case of senior debt securities as described above under "Certain Covenants of the Debt Securities--Limitation on Liens", "Limitation on Sale and Leaseback Transactions" and the second paragraph of "Restrictions Upon Merger and Sales of Assets"), upon the deposit with the trustee, in trust, of money, or U.S. government obligations, or a combination thereof, which, through the payment of interest thereon and principal thereof in accordance with their terms, will provide money, in an amount sufficient to pay all the principal (including any mandatory sinking fund payments, if any) of, and interest, if any, or premium, if any, on the debt securities of such series on the dates such payments are due in accordance with the terms of such debt securities to their stated maturities or to and including a redemption date which has been irrevocably designated by us for redemption of such debt securities.

      To exercise any such option, we are required to meet certain conditions, including delivering to the trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for federal income tax purposes.

Modification of the Indentures

      Each indenture contains provisions permitting us and the trustee, with the consent of the holders of not less than 66-2/3% in principal amount of the outstanding debt securities of all series affected by such modification (voting as one class), to modify such indenture or the rights of the holders of the debt securities, except that no such modification shall, without the consent of the holder of each debt security so affected:

      o change the maturity of any debt security, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof (including, in the case of a discounted debt security, the amount payable thereon in the event of acceleration) or any redemption premium thereon, or change the place or medium of payment of such debt security, or impair the right of any holder to institute suit for payment thereof, or

      o reduce the percentage of debt securities, the consent of the holders of which is required for any such modification or for certain waivers under such indenture,

provided that, in the case of debt securities issued to a trust, so long as any related trust preferred securities remain outstanding, (a) no such modification may be made that adversely affects the holders of such trust preferred securities in any material respect, and no termination of the related indenture may occur, and no waiver of any event of default or compliance with any covenant under the related indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate liquidation amount of all related trust preferred securities affected unless and until the principal of the debt securities and all accrued and unpaid interest thereon have been paid in full and certain other conditions have been satisfied, and (b) where a consent under the related indenture would require the consent of each holder of debt securities and the debt securities were issued to a trust, no such consent shall be given by the property trustee without the prior consent of each holder of related trust preferred securities.

Subordination of Subordinated Debt Securities

      The payment of the principal of, premium, if any, and interest, if any, on the subordinated debt securities will be subordinated, to the extent and in the manner set forth in the subordinated indenture, and as may be further described in the applicable prospectus supplement, in right of payment to the prior payment in full in cash or cash equivalents of all senior indebtedness which may at any time and from time to time be outstanding.

      Unless otherwise provided in the applicable prospectus supplement with respect to an issue of subordinated debt securities, in the event of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relating to our assets, or any liquidation, dissolution or other winding-up, whether voluntary or involuntary, or any assignment for the benefit of creditors or other marshalling of our assets or liabilities, all senior indebtedness must be paid in full or such payment must be provided for before any payment or distribution (excluding the distribution of certain permitted equity or subordinated securities) is made on account of the principal, premium, if any, sinking fund, if any, or interest, if any, on any subordinated debt securities.

      In addition, the applicable prospectus supplement may provide that no payment on account of the subordinated debt securities offered thereby shall be made during the continuance of certain defaults with respect to our senior indebtedness or certain of our designated senior indebtedness.

      In the event that, notwithstanding the foregoing, any payment or distribution of our assets (excluding the distribution of certain permitted equity or subordinated securities) is received by the subordinated trustee or the holders of any of the subordinated debt securities, under the circumstances described above and before all senior indebtedness is paid in full, such payment or distribution will be paid over to the holders of such senior indebtedness or on their behalf for application to the payment of all such senior indebtedness remaining unpaid until all such senior indebtedness has been paid in full or such payment provided for, after giving effect to any concurrent payment or distribution to the holders of such senior indebtedness.

      If this prospectus is being delivered in connection with the offering of a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated by reference will set forth the definitions of senior indebtedness and designated senior indebtedness applicable to that series, any payment blockage provisions and the approximate amount of such senior indebtedness outstanding as of a recent date.

Concerning the Trustee

      The Company may from time to time maintain lines of credit and have other customary banking relationships with each trustee and its affiliated banks.

Debt Securities Issued to Trusts

      The debt securities may be issued in one or more series under the related indenture with terms corresponding to the terms of a series of related trust preferred securities. In that event, we will issue such series of debt securities to the relevant trust in exchange for the related trust preferred securities and trust common securities. We will then sell the trust preferred securities to the public. Each series of debt securities issued to a trust will be in the principal amount equal to the aggregate stated liquidation amount of the related trust preferred securities and the trust common securities of such trust and will rank equally with all other series of debt securities. Holders of the related trust preferred securities for a series of debt securities will have the rights, in connection with modifications to the related indenture or upon occurrence of events of default, as described above under "--Modification of the Indentures" and "--Events of Default," unless provided otherwise in the prospectus supplement for such related trust preferred securities.

      We will agree, as to each series of debt securities issued to a trust:

      o to maintain directly or indirectly 100% ownership of the trust common securities of the trust to which such debt securities have been issued, provided that certain successors which are permitted pursuant to the related indenture may succeed to our ownership of the trust common securities,

      o     not to voluntarily terminate, wind up or liquidate any trust, except
            (a) in connection with a distribution of debt securities to the holders of the trust preferred securities in exchange therefor upon liquidation of such trust, or (b) in connection with certain mergers or consolidations permitted by the related trust agreement, and

      o to use our reasonable efforts, consistent with the terms and provisions of the related trust agreement, to cause such trust to remain classified as a grantor trust and not as an association or publicly traded partnership taxable as a corporation for United States federal income tax purposes.

                       DESCRIPTION OF SECURITIES WARRANTS

General

      We may issue warrants to purchase our securities or rights (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices) or securities of other issuers or any combination of the foregoing. Warrants may be issued independently or together with any securities and may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent we select.

      You should review the applicable prospectus supplement for the specific terms of any warrants that may be offered, including:

      o     the title of the warrants;

      o     the aggregate number of the warrants;

      o     the price or prices at which the warrants will be issued;

      o the currency or currencies, including composite currencies, in which the price of the warrants may be payable;

      o our securities or rights (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices) or securities of other issuers or any combination of the foregoing purchasable upon exercise of such warrants;

      o the price at which and the currency or currencies, including composite currencies, in which the securities purchasable upon exercise of the warrants may be purchased;

      o the date on which the right to exercise the warrants will commence and the date on which that right will expire;

      o if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

      o if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

      o if applicable, the date on and after which the warrants and the related securities will be separately transferable;

      o     information with respect to book-entry procedures, if any;

      o if applicable, a discussion of certain United States federal income tax considerations; and

      o any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

                    DESCRIPTION OF TRUST PREFERRED SECURITIES

      Each trust may issue only one series of trust preferred securities having terms described in the applicable prospectus supplement. The trust agreement of each trust authorizes the regular trustees of each trust to issue on behalf of such trust one series of trust preferred securities. The trust agreement will be qualified as an indenture under the Trust Indenture Act.

      The trust preferred securities will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions, as shall be set forth in the trust agreement or made part of the trust agreement by the Trust Indenture Act. Reference is made to any prospectus supplement relating to the trust preferred securities for specific terms including:

      o     the distinctive designation of such trust preferred securities,

      o     the number of trust preferred securities issued,

      o the annual distribution rate (or method of determining such rate) for trust preferred securities and the date or dates upon which such distributions shall be payable,

      o whether distributions on trust preferred securities shall be cumulative, and, in the case of trust preferred securities having such cumulative distribution rights, the date or dates or method determining the date or dates from which distributions on trust preferred securities shall be cumulative,

      o the amount or amounts which shall be paid out of the assets of such trust to the holders of trust preferred securities upon voluntary or involuntary dissolution, winding-up or termination of such trust,

      o the obligation, if any, of such trust to purchase or redeem trust preferred securities and the price or prices at which, the period or periods within which and the terms and conditions upon which trust preferred securities issued by such trust shall be purchased or redeemed, in whole or in part, pursuant to such obligation,

      o the voting rights, if any, of trust preferred securities issued by such trust in addition to those required by law, including the number of votes per trust preferred security and any requirement for the approval by the holders of trust preferred securities, or of trust preferred securities issued by both trusts, as a condition to specified action or amendments to the trust agreement of such trust,

      o whether the trust preferred securities will be issued in the form of one or more global securities, and

      o any other relevant rights, preferences, privileges, limitations or restrictions of trust preferred securities issued by such trust consistent with the trust agreement of such trust or with applicable law.

All trust preferred securities offered hereby will be guaranteed by us to the extent set forth below under "Description of Trust Preferred Guarantees."

      In connection with the issuance of trust preferred securities, each trust will issue one series of trust common securities. The trust agreement of each trust authorizes the regular trustees to issue on behalf of such trust one series of trust common securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be set forth therein. The terms of the trust common securities issued by a trust will be substantially identical to the terms of the trust preferred securities issued by such trust and the trust common securities will rank equally, and payments will be made thereon proportionately, with the trust preferred securities except that, upon the occurrence and during the continuation of an event of default under the trust agreement, the rights of the holders of the trust common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities. Except in certain limited circumstances, the trust common securities will also carry the right to vote and to appoint, remove or replace any of the trustees. All of the trust common securities will be directly or indirectly owned by us.

                    DESCRIPTION OF TRUST PREFERRED GUARANTEES

      Set forth below is a summary of information concerning the trust preferred guarantees that will be executed and delivered by us for the benefit of the holders, from time to time, of trust preferred securities. Each trust preferred guarantee agreement under which trust preferred guarantees are issued will be qualified as an indenture under the Trust Indenture Act. The trustee under each trust preferred guarantee will be identified in the relevant prospectus supplement. The terms of each trust preferred guarantee will be those set forth in such trust preferred guarantee and those made part of such trust preferred guarantee by the Trust Indenture Act.

      Because the following is only a summary of the guarantees, it does not contain all the information that you may find useful. For more information, you should read the form of trust preferred guarantee, which is filed as an exhibit to the registration statement of which this prospectus forms a part, and the Trust Indenture Act. Each trust preferred guarantee will be held by the guarantee trustee for the benefit of the holders of the trust preferred securities of the applicable trust.

General

      Pursuant to each trust preferred guarantee, we will unconditionally agree, to the extent set forth herein, to pay in full to the holders of the trust preferred securities issued by each trust, the guarantee payments (as described below) (except to the extent paid by such trust), as and when due, regardless of any defense, right of set-off or counterclaim which such trust may have or assert. The following payments (which we refer to as the "guarantee payments") with respect to trust preferred securities issued by each trust, to the extent not paid by such trust, will be subject to the trust preferred guarantee:

      o any accumulated and unpaid distributions that are required to be paid on such trust preferred securities, but if and only to the extent that in each case we have made a payment to the property trustee of interest, principal and premium, if any, on the debt securities held in such trust as trust assets,

      o the redemption price, including all accrued and unpaid distributions, but if and only to the extent that in each case we have made a payment to the related property trustee of interest and principal on the debt securities held in such trust as trust assets with respect to any trust preferred securities called for redemption by such trust, and

      o upon a voluntary or involuntary dissolution, winding-up or termination of such trust (other than in connection with the distribution of debt securities to the holders of trust preferred securities or the redemption of all of the trust preferred securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on such trust preferred securities to the date of payment to the extent such trust has funds available therefor or (b) the amount of assets of such trust remaining available for distribution to holders of such trust preferred securities in liquidation of such trust. Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by us to the holders of trust preferred securities or by causing the applicable trust to pay such amounts to such holders.

      Each trust preferred guarantee will be a guarantee with respect to the trust preferred securities issued by the applicable trust from the time of issuance of such trust preferred securities but will not apply to any payment of distributions except to the extent we have made a payment to the related property trustee of interest or principal on the debt securities held in such trust as trust assets. If we do not make interest payments on the debt securities purchased by a trust, such trust will not pay distributions on the trust preferred securities issued by such trust and will not have funds available therefor and such payment obligation will therefore not be guaranteed by us under the guarantee.

      Our obligations under the trust agreement for each trust, the guarantee issued with respect to trust preferred securities issued by that trust, the debt securities purchased by that trust and the related indenture in the aggregate will provide a full and unconditional guarantee on a junior subordinated basis by us of payments due on the trust preferred securities issued by that trust.

      We have also agreed to unconditionally guarantee the obligations of the trusts with respect to the trust common securities to the same extent as the trust preferred guarantees, except that, upon an event of default under the related indenture, holders of trust preferred securities under the trust preferred guarantees shall have priority over holders of trust common securities under the trust common guarantee with respect to distributions and payments on liquidation, redemption or otherwise.

Certain Covenants of Ingersoll-Rand

      In each trust preferred guarantee, we will covenant that, so long as any trust preferred securities issued by the applicable trust remain outstanding, if there shall have occurred any event that would constitute an event of default under such trust preferred guarantee or the declaration of such trust, then:

      o we shall not declare or pay any dividend on, or make any distribution with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock, and

      o we shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by us which rank equally or junior to such debt securities.

      However, each trust preferred guarantee will except from the foregoing any stock dividends paid by us, or any of our subsidiaries, where the dividend stock is of the same class as that on which the dividend is being paid.

Modification of the Trust Preferred Guarantees; Assignment

      Except with respect to any changes that do not adversely affect the rights of holders of trust preferred securities in any material respect (in which case no vote will be required), each trust preferred guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding trust preferred securities issued by the applicable trust. The manner of obtaining any such approval of holders of such trust preferred securities will be set forth in an accompanying prospectus supplement.

Events of Default

      An event of default under the trust preferred guarantee will occur upon our failure to perform any of our payments or other obligations thereunder. The holders of a majority in liquidation amount of the trust preferred securities to which a trust preferred guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the trust preferred guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the trust preferred guarantee.

      If the guarantee trustee fails to enforce such trust preferred guarantee, any holder of trust preferred securities relating to such trust preferred guarantee may institute a legal proceeding directly against us to enforce the guarantee trustee's rights under such trust preferred guarantee without first instituting a legal proceeding against the relevant trust, the guarantee trustee or any other person or entity.

Termination of Trust Preferred Guarantees

      Each trust preferred guarantee will terminate as to the trust preferred securities issued by the applicable trust upon full payment of all distributions relating to the trust preferred securities or the redemption price of all trust preferred securities of such trust, upon distribution of the debt securities held by such trust to the holders of the trust preferred securities of such trust or upon full payment of the amounts payable in accordance with the declaration of such trust upon liquidation of such trust. Each trust preferred guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of trust preferred securities issued by the applicable trust must restore payment of any sums paid under such trust preferred securities or such trust preferred guarantee.

Status of Trust Preferred Guarantees

      Each trust preferred guarantee will constitute our unsecured obligation and will have the rank described in the prospectus supplement.

      The guarantee trustee shall enforce the trust preferred guarantee on behalf of the holders of the trust preferred securities issued by the applicable trust. The holders of not less than a majority in aggregate liquidation amount of the trust preferred securities issued by the applicable trust have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of the related trust preferred guarantee, including the giving of directions of the guarantee trustee. If the guarantee trustee fails to enforce such trust preferred guarantee, any holder of trust preferred securities issued by the applicable trust may institute a legal proceeding directly against us, as guarantor, to enforce its rights under such trust preferred guarantee, without first instituting a legal proceeding against the applicable trust or any other person or entity.

      Each trust preferred guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under a trust preferred guarantee without instituting a legal proceeding against any other person or entity).

                          DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock summarizes certain provisions of our restated certificate of incorporation, as amended, the rights agreement, between us and The Bank of New York, as rights agent and the New Jersey Business Corporation Act and is subject to and is qualified in its entirety by reference to such documents and provisions.

General

      Our authorized capital stock consists of 600,000,000 shares of common stock and 10,000,000 shares of preference stock, of which 600,000 shares of series A preference stock have been reserved for issuance. At June 30, 2001, no shares of the authorized preference stock were issued and outstanding and 168,374,485 shares of the authorized common stock were issued and outstanding. We also had outstanding, as of such date, 168,374,485 series A preference stock purchase rights.

Common Stock

      Dividends. Subject to the rights of holders of preference stock, the board of directors may, in its discretion, out of funds legally available for the payment of dividends and at such times and in such manner as determined by the board of directors, declare and pay dividends on the common stock.

      Liquidation, Dissolution and Winding Up. In the event of any liquidation, dissolution or winding up of us, whether voluntary or involuntary, after payment in full has been made to the holders of preference stock of the amounts to which they are respectively entitled or sufficient sums have been set apart for the payment thereof, the holders of common stock shall be entitled to receive ratably any and all assets remaining to be paid or distributed, and the holders of preference stock shall not be entitled to share therein.

      Voting. Except as otherwise expressly provided in the certificate of incorporation or as may be required by law, the holders of our common stock shall be entitled at all meetings of stockholders to one vote for each share of such stock held by them respectively and shall vote together with the holders of preference stock as one class. At all elections of directors, each holder of common stock shall be entitled to as many votes as shall equal the number of votes which such holder would be entitled to cast, multiplied by the number of directors to be elected, and such holder may cast all such votes for a single director, or may distribute them, among the number to be voted for or any two or more of such directors.

      Preemptive Rights. No holder of shares of our common stock shall have any preemptive or preferential rights to subscribe to or purchase any shares of any class or series of stock, now or hereafter authorized, or any series convertible into, or warrants or other evidences of optional rights to purchase or subscribe to, shares of any class or series, now or hereafter authorized.

      All the outstanding shares of common stock are fully paid and non-assessable.

      The registrar and transfer agent for the common stock is The Bank of New York.

Preference Stock

      The certificate of incorporation provides for preference stock which may be issued, from time to time, in one or more series with certain rights and limitations as may be fixed by our board of directors. We have no present plan to issue any preference stock other than in accordance with our rights plan. However, our board of directors, without stockholder approval, may issue preference stock that could adversely affect the voting power of holders of the common stock. Issuance of preference stock could be utilized, under certain circumstances, in an attempt to prevent a takeover of us.

      The following description sets forth certain general terms and provisions of the preference stock to which a prospectus supplement may relate. Certain terms of a series of the preference stock offered by a prospectus supplement will be described in such prospectus supplement. If so indicated in the prospectus supplement and if permitted by the certificate of incorporation and by law, the terms of any such series may differ from the terms set forth below. The following description of the preference stock summarizes certain provisions of the certificate of incorporation and is subject to and qualified in its entirety by reference to the certificate of incorporation and the certificate of amendment thereto which will be filed with the SEC promptly after any offering of such series of preference stock. The following description, together with any description of the terms of a series of preference stock set forth in the related prospectus supplement, summarizes all of the material terms of such series of preference stock.

      General. Our board of directors may cause preference stock to be issued from time to time in one or more series and is expressly authorized to fix:

      o the distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased (except as otherwise provided by the board of directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by the board of directors;

      o the rate of dividends payable on shares of such series and the date or dates from which dividends shall accumulate;

      o the terms, if any, on which shares of such series may be redeemed, including, without limitation, the redemption price or prices for such series, which may consist of a redemption price or scale of redemption prices applicable only to redemption in connection with a sinking fund (which term as used herein shall include any fund or requirement for the periodic purchase or redemption of shares), and the same or a different redemption price or scale of redemption prices applicable to any other redemption;

      o the terms and amount of any sinking fund provided for the purchase or redemption of shares of such series;

      o the amount or amounts which shall be paid to the holders of shares of such series in case of liquidation, dissolution or winding up of us, whether voluntary or involuntary;

      o the terms, if any, upon which the holders of shares of such series may convert shares thereof into stock of any other class or classes or of any one or more series of the same class or of another class or classes; and

      o such other rights, preferences and limitations as may be permitted to be fixed by our board of directors under the laws of the State of New Jersey as in effect at the time of the creation of such series.

      All shares of preference stock, irrespective of series, shall be of equal rank, and shall be identical in all respects except to the terms fixed by the board of directors as permitted in the certificate of incorporation. Our board of directors is authorized to change the designation, rights, preferences and limitations of any series of preference stock theretofore established, no shares of which have been issued. Our board of directors is authorized to amend the certificate of incorporation to set forth the designation, number of shares, rights, preferences and limitations of any series of preference stock fixed by the board of directors, or to reflect any change therein made by the board of directors, as permitted in the certificate of incorporation.

      Dividends. The holders of preference stock shall be entitled to receive, when, as and if declared by the board of directors out of funds legally available for the payment of dividends, cumulative dividends in cash at the annual rate for each particular series theretofore fixed by the board of directors, payable in respect of each series on the date or dates which shall be fixed by the board of directors with respect to each particular series.

      If at any time there are two or more series of preference stock outstanding, any dividend paid upon shares of preference stock in an amount less than all dividends accrued and unpaid on all outstanding shares of preference stock shall be paid ratably among all series of preference stock in proportion to the full amount of dividends accrued and unpaid on each such series.

      So long as any preference stock is outstanding, no dividend shall be paid or declared, nor any distribution made, on the common stock or any of our other stock ranking junior to the preference stock in the payment of dividends (other than a dividend payable in stock of junior rank), nor shall any shares of common stock or any other stock of junior rank be acquired for consideration by us or by any subsidiary except in exchange for shares of stock of junior rank unless:

      o full dividends on the preference stock for all past dividend periods shall have been paid or shall have been declared and a sufficient sum set apart for the payment thereof, and

      o all of our obligations, if any, with respect to the redemption or purchase of shares of preference stock in accordance with the requirements of any sinking fund have been met.

      Subject to the foregoing provisions, such dividends (payable in cash, stock or otherwise) as may be determined from time to time by the board of directors may be declared and paid on the common stock or any other stock of junior rank out of our remaining funds legally available for the payment of dividends; and the preference stock shall not be entitled to participate in any such dividends, whether payable in cash, stock or otherwise.

      Redemption. If so provided by the board of directors, we may, at the option of the board of directors, or in accordance with the requirements of any sinking fund for the preference stock or any series thereof, redeem the whole or any part of the preference stock at any time outstanding, or the whole or any part of any series thereof, at such time or times and from time to time and at such redemption price or prices as may be fixed by the board of directors pursuant to the certificate of incorporation, together in each case with an amount equal to all unpaid dividends accrued thereon to the date fixed for such redemption, and otherwise upon the terms and conditions fixed by the board of directors for any such redemption; provided, however, that no optional redemption of less than all of the preference stock shall take place unless:

      o full dividends on the preference stock for all past dividend periods shall have been paid or declared and a sufficient sum set apart for the payment thereof, and

      o all of our obligations, if any, with respect to the redemption or purchase of shares of preference stock in accordance with the requirements of any sinking fund have been met.

      If at any time there are two or more series of preference stock outstanding, any amount expended in purchasing or redeeming shares of preference stock pursuant to the provisions of sinking funds ~herefore which is less than the amount then required to be so expended under all such funds shall be expended ratably among all series of preference stock in proportion to the full amount of expenditures of such funds then required in respect of each such series.

      Liquidation, Dissolution and Winding Up. In the event of any liquidation, dissolution or winding up of us, whether voluntary or involuntary, the holders of each series of preference stock then outstanding shall be entitled to receive out of our assets, before any distribution or payment shall be made to the holders of the common stock or any of our other stock ranking junior to the preference stock with respect to the distribution of assets, the amount determined by the board of directors in creating such series, plus in each case an amount equal to all unpaid dividends accrued thereon to the date fixed for such payment to the holders of the preference stock. If upon any such liquidation, dissolution or winding up, two or more series of preference stock are outstanding, any distribution to holders of preference stock in an aggregate amount less than the total payable with respect to all outstanding preference stock shall be made ratably among all series of preference stock in proportion to the full amount payable upon such liquidation, dissolution or winding up in respect of each such series.

      Voting. The holders of preference stock shall have the voting rights set forth below:

      o Except as otherwise expressly provided in the certificate of incorporation or as may be required by law, the holders of preference stock shall be entitled at all meetings of stockholders to three votes for each five shares of such stock held by them respectively (a holder of less than five shares being entitled to no vote) and the holders of all series of preference stock shall vote together with the holders of common stock as one class. At all elections of directors, each holder of preference stock shall be entitled to as many votes as shall equal the number of votes which such holder would be entitled to cast, multiplied by the number of directors to be elected, and such holder may cast all such votes for a single director, or may distribute them among the number to be voted for or any two or more of them as such holder may see fit.

            o If and whenever dividends on the preference stock shall be in arrears in an amount equivalent to six quarterly dividends or mandatory sinking fund payments shall be in arrears in an amount equal to the aggregate of all such payments required during one year, then, at any ensuing annual meeting of stockholders at which at least a majority of the outstanding shares of preference stock are represented, the holders of preference stock of all series thereof then outstanding, voting separately as a class, shall be entitled to elect two directors. Such right of the holders of preference stock shall continue to be exercisable until all dividends in arrears on preference stock shall have been paid in full or declared and a sum sufficient for the payment thereof set apart and all mandatory sinking fund payments in arrears shall have been paid in full, whereupon such right shall cease. During any time that the holders of preference stock are entitled to elect two such directors, they shall also be entitled to participate with the common stock in the election of any other directors.

    o  Notwithstanding any other provision of the certificate of incorporation:

            o the affirmative approval of the holders of at least two-thirds in interest of preference stock of all series thereof then outstanding present and voting at a meeting, acting as a single class without regard to series, shall be required for any amendment of the certificate of incorporation altering materially and adversely any existing provision of the preference stock or for the creation, or an increase in the authorized amount, of any class of stock ranking, as to dividends or assets, prior to the preference stock; and

            o the affirmative approval of the holders of at least a majority in interest of preference stock of all series thereof then outstanding present and voting at a meeting, acting as a single class without regard to series, shall be required for an increase in the authorized amount of preference stock, or for the creation, or an increase in the authorized amount, of any class of stock ranking, as to dividends or assets, on a parity with the preference stock;

      provided, however, that if any amendment to the certificate of incorporation shall affect adversely the rights or preferences of one or more, but not all, of the series of preference stock at the time outstanding, or shall unequally adversely affect the rights or preferences of different series of preference stock at the time outstanding, the affirmative approval of the holders of at least two-thirds in interest of the shares of each such series so adversely or unequally adversely affected present and voting at a meeting shall be required in lieu of or (if such affirmative approval is required by law) in addition to the affirmative approval of the holders of at least two-thirds in interest of the shares of Preference Stock as a class present and voting at such meeting.

      Preemptive Rights. No holder of shares of any series of preference stock shall have any preemptive or preferential rights to subscribe to or purchase shares of any class or series of stock, now or hereafter authorized, or any securities convertible into, or warrants or other evidences of optional rights to purchase or subscribe to, shares of any series, now or hereafter authorized.

      Other Provisions. Subject to the requirements above, but notwithstanding any other provisions of the certificate of incorporation, the board of directors, in the resolution or resolutions providing for the issue of any series of preference stock, may determine, to the extent that the board of directors may be permitted to do so under the laws of the State of New Jersey as in effect at the time of the creation of such series:

      o the voting rights, full or limited, if any, of the shares of such series; and whether or not and under what conditions the shares of such series (alone or together with the shares of one or more other series having similar provisions) shall be entitled to vote separately as a single class, for the election of one or more of our additional directors in case of dividend arrearages or other specified events, or upon other matters;

      o whether or not and upon what conditions dividends on shares of such series shall be cumulative and, if cumulative, the date or dates from which dividends shall accumulate;

      o whether or not the holders of shares of such series shall have any preemptive or preferential rights to subscribe to or purchase shares of any class or series of our stock, now or hereafter authorized, or any securities convertible into, or warrants or other evidences of optional rights to purchase or subscribe to, shares of any class or series, now or hereafter authorized; and

      o whether or not the issuance of additional shares of such series, or of any shares of any other series, shall be subject to restrictions as to issuance, or as to the preferences, rights and qualifications of any such other series.

Voting Requirements

      Majority Voting Requirements. Subject to the provisions described below under "--Greater Voting Requirements" and except as otherwise expressly provided in the certificate of incorporation or as may be required by law, the majority voting requirements prescribed in subsections 14A:10-3(2) and 14A:12-4(4) and in paragraphs 14A:9-2(4)(c) and 14A:10-11(1)(c) of the NJBCA shall apply to us. As a result, in the case of each of:

      o     a plan of merger or consolidation,

      o     a dissolution of us,

      o     an amendment to the certificate of incorporation, and

      o a sale, lease, exchange or other disposition of all, or substantially all, of our assets,

      any such action shall be approved upon receiving the affirmative vote of a majority of the votes cast by the holders of our shares entitled to vote therein, and, in addition, if any class or series is entitled to vote thereon as a class, the affirmative vote of a majority of the votes cast in each class vote. Such voting requirements shall generally be subject to such greater requirements as are provided in the NJBCA for specific amendments or as may be provided in the certificate of incorporation.

      Greater Voting Requirements. The affirmative vote of the holders of four-fifths of our outstanding shares of all classes of stock entitled to vote, considered for the purposes of this paragraph as one class, shall be required to authorize:

      o our merger or consolidation or a subsidiary with or into any other corporation, person or other entity,

      o any sale, lease, exchange or other disposition of all or any material part of our assets or of any subsidiary to or with any other corporation, person or other entity, or

      o any issuance or transfer of our securities upon conversion of or in exchange for the securities or assets of any other corporation, person or entity,

if (as of the date of any action taken by the board of directors with respect to such transaction or as of any record date for the determination of stockholders entitled to notice and to vote with respect thereto or immediately prior to the consummation of such transaction) such other corporation, person or other entity referred to in the above clauses is the beneficial owner, directly or indirectly, of more than 10% of any class of our capital stock. For the purposes hereof, any corporation, person or other entity shall be deemed to be the beneficial owner of any shares of our capital stock, (x) which it has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, or (y) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause (x) above) by any other corporation, person or other entity with which it has any agreement, arrangement or understanding with respect to the acquisition, holding, voting or disposition of stock or of any material part of our assets or of it, or which is its "affiliate" or "associate" as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the 1934 Act, as in effect on January 1, 1970. Any determination made in good faith by the board of directors, on the basis of information at the time available to it, as to whether any corporation, person or other entity is the beneficial owner of more than 10% of any class of our capital stock, or is an "affiliate" or "associate," as above defined, shall be conclusive and binding for all purposes of this paragraph. The provisions described in this paragraph shall not apply to any agreement for the merger of any of our subsidiaries with us or with another of our subsidiaries where we or such other subsidiary shall be the surviving corporation and where the provisions described in this paragraph shall not be changed or otherwise affected by or by virtue of the merger.

Directors

      The board of directors shall be divided as equally as may be into three classes, each of which shall consist of such number as the by-laws may from time to time provide, but no class shall consist of less than two members. At each annual election, the successors of the directors of the class whose terms expire in that year are elected to hold office for the term of three years, so that the term of office of one class of directors shall expire in each year. If the number of directors is changed, any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as possible. In case of any increase in the number of directors of any class or classes, the additional directors may be elected by the board of directors, but any such director so elected shall hold office only until the next succeeding annual meeting of stockholders and until his successor shall have been elected and qualified. No decrease in the number of directors shall shorten the term of any incumbent director. Directors may be removed without cause only upon the affirmative vote of the holders of at least four-fifths of the shares of capital stock entitled to vote for the election of directors. Directors may be removed for cause upon the affirmative vote of two-thirds of the entire board. The affirmative vote of the holders of at least four-fifths of the shares of capital stock entitled to vote for the election of the directors shall be required for any amendment or deletion of this provision, unless such amendment or deletion shall have been approved by the unanimous vote of the directors then in office, in which case the majority voting requirements of the NJBCA described above shall apply thereto.

      The provisions of the certificate of incorporation relating to directors shall have no application to any directors who may be elected by the holders of preference stock or any series thereof, voting as a class or series, as the case may be, pursuant to a right to elect directors conferred upon such holders by reason of default in the payment of dividends, failure to discharge sinking fund obligations or otherwise. Any such directors shall be in addition to the directors to be elected pursuant to the paragraph immediately above and shall be elected in the manner, and serve for such term, as may be provided in the certificate of incorporation.

Rights Plan

      On November 4, 1998, our board of directors declared a dividend of one right to purchase one one-thousandth of a share of series A preference stock for $200 (the "purchase price") on each outstanding share of our common stock, payable on December 22, 1998 to stockholders of record as of December 22, 1998.

      The rights will be evidenced by the common stock certificates until the earlier to occur of:

      o 10 days following a public announcement that a person or group of affiliated or associated persons (an "acquiring person") have acquired beneficial ownership of 15% or more of the outstanding shares of common stock, or

      o 10 business days (or such later date as may be determined by action of the board of directors prior to such time as any person or group of affiliated persons becomes an acquiring person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding shares of common stock (the earlier of such dates being called the "distribution date").

      Until the distribution date (or earlier redemption or expiration of the rights), the rights will be transferred with and only with the common stock. Until the distribution date (or earlier redemption or expiration of the rights), new common stock certificates issued upon transfer or new issuances of common stock will contain a notation incorporating the rights agreement by reference. Until the distribution date (or earlier redemption or expiration of the rights), the surrender for transfer of any certificates for shares of common stock outstanding, even without such notation or a copy of the summary of rights, will also constitute the transfer of the rights associated with the shares of common stock represented by such certificate. As soon as practicable following the distribution date, separate certificates evidencing the rights will be mailed to holders of record of the common stock as of the close of business on the distribution date and such separate right certificates alone will evidence the rights.

      The rights are not exercisable until the distribution date. The rights will expire on December 22, 2008 (the "final expiration date"), unless the final expiration date is extended or unless the rights are earlier redeemed or exchanged by us, in each case as described below.

      The purchase price payable, and the number of shares of preference stock or other securities or property issuable, upon exercise of the rights are subject to adjustment from time to time to prevent dilution (a) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the preference stock, (b) upon the grant to holders of the preference stock of certain rights or warrants to subscribe for or purchase preference stock at a price, or securities convertible into preference stock with a conversion price, less than the then-current market price of the preference stock or (c) upon the distribution to holders of the preference stock for evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in preference stock) or of subscription rights or warrants (other than those referred to above).

      The number of outstanding rights are also subject to adjustment in the event of a stock split of the common stock or a stock dividend on the common stock payable in shares of common stock or subdivisions, consolidation or combinations of the common stock occurring, in any such case, prior to the distribution date.

      Shares of preference stock purchasable upon exercise of the rights will not be redeemable. Each share of preference stock will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of $1 per share but will be entitled to an aggregate dividend of 1000 times the dividend declared per share of common stock. In the event of liquidation, the holders of the preference stock will be entitled to a minimum preferential liquidation payment of $100 per share (plus any accrued but unpaid dividends) but will be entitled to an aggregate payment of 1000 times the payment made per share of common stock. Each share of preference stock will have 1000 votes, voting together with the common stock. Finally, in the event of any merger, consolidation or other transaction in which shares of common stock are converted or exchanged, each share of preference stock will be entitled to receive 1000 times the amount received per share of common stock. These rights are protected by customary antidilution provisions.

      Because of the nature of the preference stock's dividend, liquidation and voting rights, the value of the one one-thousandth interest in a share of preference stock purchasable upon exercise of each right should approximate the value of one share of common stock.

      In the event that any person or group of affiliated or associated persons becomes an acquiring person, each holder of a right, other than rights beneficially owned by the acquiring person (which will thereupon become void), will thereafter have the right to receive upon exercise of a right at the then current exercise price of the right, that number of shares of common stock having a market value of two times the exercise price of the right.

      In the event that, after a person or group has become an acquiring person, we are acquired in a merger or other business combination transaction or 50% or more of our consolidated assets or earning power are sold, proper provision will be made so that each holder of a right (other than rights beneficially owned by an acquiring person which will have become void) will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the right, that number of shares of common stock of the person with whom we engaged in the foregoing transaction (or its parent), which number of shares at the time of such transaction will have a market value of two times the exercise price of the right.

      At any time after any person or group becomes an acquiring person and prior to the acquisition by such person or group of 50% or more of the outstanding shares of common stock or the occurrence of an event described in the prior paragraph, our board of directors may exchange the rights (other than rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one share of common stock, or one one-thousandth of a share of preference stock (or of a share of a class or series of our preference stock having equivalent rights, preferences and privileges), per right (subject to adjustment).

      At any time prior to the time an acquiring person becomes such, our board of directors may redeem the rights in whole, but not in part, at a price of $.01 per right.

      The terms of the rights may be amended by our board of directors without the consent of the holders of the rights, including an amendment to lower the 15% threshold for an acquiring person described above to not less than the greater of (a) the sum of .001% and the largest percentage of the outstanding shares of common stock then known to be beneficially owned by any person or group of affiliated or associated persons and (b) 10%, except that from and after such time as any person or group of affiliated or associated person becomes an acquiring person no such amendment may adversely affect the interests of the holders of the rights.

      Until a right is exercised, the holder thereof, as such, will have no rights as a stockholder, including, without limitation, the right to vote or to receive dividends.

      The rights have certain anti-takeover effects. The rights will cause substantial dilution to a person or group that attempts to acquire us on terms not approved by our board of directors, except pursuant to an offer conditioned on a substantial number of rights being acquired. The rights should not interfere with any merger or other business combination approved by the board of directors since the rights may be redeemed by us at the redemption price prior to the time that a person or group has acquired beneficial ownership of 15% or more of the shares of common stock.

                        DESCRIPTION OF DEPOSITARY SHARES

      The description set forth below and in any prospectus supplement of certain provisions of any deposit agreement and any related depositary shares and depositary receipts summarizes the material terms of that deposit agreement and of the depositary shares and depositary receipts. This summary does not contain all of the information that you may find useful. For more information, please review the form of deposit agreement and form of depositary receipts relating to each series of the preference stock, which will be filed with the SEC promptly after the offering of that series of preference stock.

General

      We may elect to have shares of preference stock represented by depositary shares. The shares of any series of the preference stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company we select. The prospectus supplement relating to a series of depositary shares will set forth the name and address of this preference stock depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, proportionately, to all the rights, preferences and privileges of the preference stock represented by such depositary share (including dividend, voting, redemption, conversion, exchange and liquidation rights).

      The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement, each of which will represent the applicable interest in a number of shares of a particular series of the preference stock described in the applicable prospectus supplement.

      A holder of depositary shares will be entitled to receive the shares of preference stock (but only in whole shares of preference stock) underlying those depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the whole number of shares of preference stock to be withdrawn, the depositary will deliver to that holder at the same time a new depositary receipt for the excess number of depositary shares.

Dividends and Other Distributions

      The preference stock depositary will distribute all cash dividends or other cash distributions in respect of the preference stock to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by those holders.

      If there is a distribution other than in cash in respect of the preference stock, the preference stock depositary will distribute property received by it to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by those holders, unless the preference stock depositary determines that it is not feasible to make such a distribution. In that case, the preference stock depositary may, with our approval, adopt any method that it deems equitable and practicable to effect the distribution, including a public or private sale of the property and distribution of the net proceeds from the sale to the holders.

      The amount distributed in any of the above cases will be reduced by any amount we or the preference stock depositary are required to withhold on account of taxes.

Conversion and Exchange

      If any preference stock underlying the depositary shares is subject to provisions relating to its conversion or exchange as set forth in an applicable prospectus supplement, each record holder of depositary shares will have the right or obligation to convert or exchange those depositary shares pursuant to those provisions.

Redemption of Depositary Shares

      Whenever we redeem a share of preference stock held by the preference stock depositary, the preference stock depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the shares of preference stock that were redeemed. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of shares of preference stock underlying the depositary shares. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately as we may determine.

      After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the redemption price.

Voting

      Upon receipt of notice of any meeting at which the holders of any shares of preference stock underlying the depositary shares are entitled to vote, the preference stock depositary will mail the information contained in the notice to the record holders of the depositary receipts. Each record holder of the depositary receipts on the record date (which will be the same date as the record date for the preference stock) may then instruct the preference stock depositary as to the exercise of the voting rights pertaining to the number of shares of preference stock underlying that holder's depositary shares. The preference stock depositary will try to vote the number of shares of preference stock underlying the depositary shares in accordance with the instructions, and we will agree to take all reasonable action which the preference stock depositary deems necessary to enable the preference stock depositary to do so. The preference stock depositary will abstain from voting the preference stock to the extent that it does not receive specific written instructions from holders of depositary receipts representing the preference stock.

Record Date

      Whenever

      o any cash dividend or other cash distribution becomes payable, any distribution other than cash is made, or any rights, preferences or privileges are offered with respect to the preference stock, or

      o the preference stock depositary receives notice of any meeting at which holders of preference stock are entitled to vote or of which holders of preference stock are entitled to notice, or of the mandatory conversion of or any election by us to call for the redemption of any preference stock, the preference stock depositary will in each instance fix a record date (which will be the same as the record date for the preferred stock) for the determination of the holders of depositary receipts:

      o who will be entitled to receive dividend, distribution, rights, preferences or privileges or the net proceeds of any sale, or

      o who will be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of the meeting or the redemption or conversion, subject to the provisions of the deposit agreement.

Amendment and Termination of the Deposit Agreement

      We and the preference stock depositary may at any time agree to amend the form of depositary receipt and any provision of the deposit agreement. However, any amendment that materially and adversely alters the rights of holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or by the preference stock depositary only if all outstanding shares have been redeemed or if a final distribution in respect of the underlying preference stock has been made to the holders of the depositary shares in connection with the liquidation, dissolution or winding up of us.

Charges of Preference Stock Depositary

      We will pay all charges of the preference stock depositary including charges in connection with the initial deposit of the preference stock, the initial issuance of the depositary receipts, the distribution of information to the holders of depositary receipts with respect to matters on which preference stock is entitled to vote, withdrawals of the preference stock by the holders of depositary receipts or redemption or conversion of the preference stock, except for taxes (including transfer taxes, if any) and other governmental charges and any other charges expressly provided in the deposit agreement to be at the expense of holders of depositary receipts or persons depositing preference stock.

Miscellaneous

      Neither we nor the preference stock depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing any obligations under the deposit agreement. The obligations of the preference stock depositary under the deposit agreement are limited to performing its duties under the agreement without negligence or bad faith. Our obligations under the deposit agreement are limited to performing our duties in good faith. Neither we nor the preference stock depositary is obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preference stock unless satisfactory indemnity is furnished. We and the preference stock depositary may rely on advice of or information from counsel, accountants or other persons that they believe to be competent and on documents that they believe to be genuine.

      The preference stock depositary may resign at any time or be removed by us, effective upon the acceptance by its successor of its appointment. If we have not appointed a successor preference stock depositary and the successor depositary has not accepted its appointment within 60 days after the preference stock depositary delivered a resignation notice to us, the preference stock depositary may terminate the deposit agreement. See "Amendment and Termination of the Deposit Agreement" above.

                     DESCRIPTION OF STOCK PURCHASE CONTRACTS
                            AND STOCK PURCHASE UNITS

      We may issue stock purchase contracts representing contracts obligating holders to purchase from us and us to sell to the holders a specified number of shares of common stock or preference stock at a future date or dates. The price per share of common stock or preference stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts.

      The stock purchase contracts may be issued separately or as a part of units, often known as stock purchase units, consisting of a stock purchase contract and either

            o     senior debt securities,

            o     subordinated debt securities,

            o debt obligations of third parties, including U.S. Treasury securities, or

            o     trust preferred securities of a trust,

      securing the holder's obligations to purchase the common stock or preference stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts, often known as prepaid securities, upon release to a holder of any collateral securing each holder's obligations under the original stock purchase contract.

      The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid securities. The description in the prospectus supplement will not contain all of the information that you may find useful. For more information, you should review the stock purchase contracts, the collateral arrangements and depositary arrangements, if applicable, relating to such stock purchase contracts or stock purchase units and, if applicable, the prepaid securities and the document pursuant to which the prepaid securities will be issued, which will be filed with the SEC promptly after the offering of such stock purchase contracts or stock purchase units and, if applicable, prepaid securities.

                              PLAN OF DISTRIBUTION

      We may sell the securities offered in this prospectus in any of, or any combination of, the following ways:

            o     directly to purchasers,

            o     through agents,

            o     through underwriters, and

            o     through dealers.

      We or any of our agents may directly solicit offers to purchase these securities. The applicable prospectus supplement will name any agent, who may be deemed to be an underwriter as that term is defined in the Securities Act of 1933, involved in the offer or sale of the securities in respect of which this prospectus is delivered, and will set forth any commissions payable by us to that agent. Unless otherwise indicated in the prospectus supplement, any such agency will be acting in a best efforts basis for the period of its appointment (ordinarily five business days or less). Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

      If we utilize an underwriter or underwriters in the sale, we will execute an underwriting agreement with such underwriters at the time of sale to them and will set forth in the applicable prospectus supplement the names of the underwriters and the terms of the transaction. The underwriters will use the prospectus supplement to make releases of the securities in respect of which this prospectus is delivered to the public.

      If we utilize a dealer in the sale of the securities in respect of which this prospectus is delivered, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The prospectus supplement will set forth the name of the dealer and the terms of the transaction.

      Agents, underwriters, and dealers may be entitled under the relevant agreements to indemnification by us against certain liabilities, including liabilities under the Securities Act of 1933.

      The applicable prospectus supplement will set forth the place and time of delivery for the securities in respect of which this prospectus is delivered.

                                  LEGAL MATTERS

      The validity of the securities (other than the trust preferred securities) will be passed upon by Patricia Nachtigal, Esq., our Senior Vice President and General Counsel. The validity of the trust preferred securities will be passed upon by Richards, Layton & Finger, P.A.

                                     EXPERTS

      The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2000 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. Other Expenses of Issuance and Distribution

      The estimated expenses payable by Ingersoll-Rand in connection with the offering described in this Registration Statement (other than underwriting discounts and commissions) are as follows:

      SEC registration fee ..............................         $246,600
      Printing and engraving expenses ...................           50,000
      Accounting fees and expenses ......................           50,000
      Legal fees and expenses ...........................          100,000
      Blue Sky fees and expenses ........................           20,000
      Trustee's expenses ................................           10,000
      Fees of rating agencies ...........................          310,000
      Miscellaneous .....................................           13,400
                                                                  --------
           Total ........................................         $800,000
                                                                  ========

ITEM 15. Indemnification of Directors and Officers

      Article Seventh of the Company's Restated Certificate of Incorporation, as amended, provides that, to the fullest extent permitted by the laws of the State of New Jersey, directors and officers of the Company shall not be personally liable to the Company or its shareholders for damages for breach of any duty owed to the Company or its shareholders, except that no such director or officer shall be relieved from liability for any breach of duty based upon an act or omission (i) in breach of such person's duty of loyalty to the Company or its shareholders, (ii) not in good faith or involving a knowing violation of law or
(iii) resulting in receipt by such person of an improper personal benefit.

      Article Seventh also provides that each person who was or is made a party or is threatened to be made a party to or is involved in any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, by reason of his or her being or having been a director or officer of the Company, or by reason of his or her being or having been a director, officer, trustee, employee or agent of any other corporation or of any partnership, joint venture, employee benefit plan or other entity or enterprise, serving as such at the request of the Company, shall be indemnified and held harmless by the Company to the fullest extent permitted by the New Jersey Business Corporation Act (the "Act"), from and against all reasonable costs, disbursements and attorneys' fees, and all amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties, incurred or suffered in connection with any such proceeding, and such indemnification shall continue as to a person who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of his or her heirs, executors, administrators and assigns; provided, however, that there shall be no indemnification with respect to any settlement of any proceeding unless the Company has given its prior consent to such settlement or disposition. This right to indemnification includes the right to be paid by the Company the expenses incurred in connection with any proceeding in advance of the final disposition of such proceeding as authorized by the Board of Directors; provided, however, that, if the Act so requires, the payment of such expenses shall be made only upon receipt by the Company of an undertaking to repay all amounts so advanced unless it shall ultimately be determined that such director or officer is entitled to be indemnified.

      Article Seventh also provides that the right to indemnification thereunder is a contract right and gives claimants certain rights with respect to claims for indemnification not paid by the Company after 30 days following a written request. Finally, Article Seventh provides that the right to indemnification and advancement of expenses provided thereby shall not exclude or be exclusive of any other rights to which any person may be entitled under a certificate of incorporation, by-law, agreement, vote of shareholders or otherwise. Sections 1 and 2 of Article IX of the Company's By-Laws also provide directors and officers with certain rights to indemnity that are substantially similar to the foregoing provisions of Article Seventh.

      Section 14A: 3-5 of the Act provides that no indemnification shall be made if such person shall have been adjudged liable for negligence or misconduct unless the court in which such proceeding was brought determines upon application that the defendant, officers or directors are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability. In any case, a corporation must indemnify an officer director against expenses (including attorney's fees) to the extent that he has been successful on the merits or otherwise or in defense of any claim or issue.

      The Company has a liability insurance policy in effect which covers certain claims against any officer or director of the Company by reason of certain breaches of duty, neglect, errors or omissions committed by such person in his capacity as an officer or director.

      Under the trust agreement of each trust, the Company will agree to indemnify each of the regular trustees of such trust (or any predecessor trustee for such trust), and to hold harmless such regular trustee against any loss, damage, claims, liability or expense incurred without negligence or bad faith on its part arising out of or in connection with the acceptance or administration of such trust agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under such trust agreement.

ITEM 16. Exhibits

      See Exhibit Index.

ITEM 17. Undertakings

            (a) The undersigned Registrants hereby undertake:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");
            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii)
            above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Ingersoll-Rand pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of Ingersoll-Rand's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

            (d) The undersigned Registrants hereby undertake that:

                  (1) For purposes of determining any liability under the
            Securities Act of 1933, the information contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or
            (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

                  (2) For the purpose of determining any liability under the
            Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Ingersoll-Rand Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Woodcliff Lake, New Jersey on August 2, 2001.

                                       INGERSOLL-RAND COMPANY


                                        By: /S/ HERBERT L. HENKEL
                                            ------------------------------------
                                            Herbert L. Henkel
                                            Chairman, President, Chief Executive
                                            Officer and Director

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed below by the following persons in the capacities indicated on August 2, 2001.

     Signature                                        Title
     ---------                                        -----

*     /s/ HERBERT L. HENKEL                   Chairman, President,
------------------------------------------    Chief Executive Officer and
     Herbert L. Henkel                        Director (Principal
                                              Executive Officer)


*    /s/ DAVID W. DEVONSHIRE                  Executive Vice President and
-----------------------------------------     Chief Financial Officer
     David W. Devonshire                      (Principal Financial Officer)


*    /s/ STEVEN R. SHAWLEY                    Vice President and Controller
-----------------------------------------     (Principal Accounting Officer)
     Steven R. Shawley


*    /s/ JOSEPH P. FLANNERY                   Director
-----------------------------------------
     Joseph P. Flannery


*    /s/ PETER C. GODSOE                      Director
-----------------------------------------
     Peter C. Godsoe


*    /s/ CONSTANCE J. HORNER                  Director
-----------------------------------------
     Constance J. Horner


*    s/ H. WILLIAM LICHTENBERGER              Director
-----------------------------------------
     H. William Lichtenberger


*    /s/ THEODORE E. MARTIN                   Director
-----------------------------------------
     Theodore E. Martin


*     /s/ ORIN R. SMITH                       Director
-----------------------------------------
     Orin R. Smith


*    /s/ RICHARD J. SWIFT                     Director
-----------------------------------------
     Richard J. Swift

     Signature                                        Title
     ---------                                        -----

*    /s/ TONY L. WHITE                        Director
-----------------------------------------
     Tony L. White


*By: /s/ PATRICIA NACHTIGAL
     ------------------------------------
     Patricia Nachtigal, Attorney-in-Fact

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Ingersoll-Rand Financing II and Ingersoll-Rand Financing III certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and that they have duly caused this Registration Statement or amendment thereto to be signed on their behalf by the undersigned, thereunto duly authorized, in Woodcliff Lake, New Jersey on August 2, 2001.

                          INGERSOLL-RAND FINANCING II

                          By: INGERSOLL-RAND COMPANY, as Depositor

                          By: /s/ PATRICIA NACHTIGAL
                              --------------------------------------------------
                              Name:  Patricia Nachtigal
                              Title: Senior Vice President and General Counsel


                          INGERSOLL-RAND FINANCING III

                          By: INGERSOLL-RAND COMPANY, as Depositor

                          By: /s/ PATRICIA NACHTIGAL
                              --------------------------------------------------
                              Name:  Patricia Nachtigal
                              Title: Senior Vice President and General Counsel

                                INDEX TO EXHIBITS

1.1         Form of Underwriting Agreement (Debt) (incorporated by reference to the Current Report on Form 8-K of Ingersoll-Rand Company filed
            February 6, 2001).
1.2*   --   Form of Underwriting Agreement (Equity).
1.3*   --   Form of Underwriting Agreement (Preferred Securities).
1.4*   --   Form of Underwriting Agreement (Stock Purchase Contracts).
1.5*   --   Form of Underwriting Agreement (Stock Purchase Units).
1.6*   --   Form of Underwriting Agreement (Warrants).
3.1    --   Restated Certificate of Incorporation of Ingersoll-Rand Company, as
            amended though May 28, 1992 (incorporated by reference to Form 10-K of Ingersoll-Rand Company for the year ended December 31, 1993, filed March 30, 1994).
3.2    --   Amendment to Restated Certificate of Incorporation of Ingersoll-Rand
            Company filed May 28, 1992 (incorporated by reference to Form 10-K of Ingersoll-Rand Company for the year ended December 31, 1993, filed March 30, 1994).
3.3    --   Amendment to Restated Certificate of Incorporation of Ingersoll-Rand
            Company filed August 20, 1997 (incorporated by reference to Form S-3
            Registration Statement No. 333-37019 of Ingersoll-Rand Company filed
            October 2, 1997).
3.4         Amendment to Restated Certificate of Incorporation of Ingersoll-Rand
            Company filed December 22, 1998 (incorporated by reference to Form
            10-K of Ingersoll-Rand Company for the year ended December 31,
            2000).
3.5*   --   Certificate of Amendment for Preference Stock.
3.6    --   Rights Agreement, dated November 9, 1998 (incorporated by reference to Form 8-A/A of Ingersoll-Rand Company filed on November 13, 1998).
3.7    --   By-Laws of Ingersoll-Rand Company, as amended through May 4, 2000
            (incorporated by reference to Form 10-K of Ingersoll-Rand Company for the year ended December 31, 2000).
4.1    --   Senior Indenture, dated as of August 1, 1986, between Ingersoll-Rand
            Company and The Bank of New York, as Trustee, as supplemented by the
            First and Second Supplemental Indentures (incorporated by reference to Exhibits 4.1, 4.2 and 4.3 of Form S-3 Registration Statement No.
            33-39474).
4.2    --   Third Supplemental Indenture to the Senior Indenture (incorporated by reference to Exhibit 4.2 of Form S-3 Registration Statement No.
            333-50902).
4.3    --   Form of Subordinated Indenture (incorporated by reference to Exhibit
            4.3 of Form S-3/A Registration Statement No. 333-50902).
4.4    --   Certificate of Trust of Ingersoll-Rand Financing II (incorporated by reference to Exhibit 4.11 of Form S-3 Registration Statement No.
            333-34029 of Ingersoll-Rand Company).
4.5    --   Certificate of Trust of Ingersoll-Rand Financing III (incorporated by reference to Exhibit 4.5 of Form S-3 Registration Statement No.
            333-50902).
4.6    --   Trust Agreement of Ingersoll-Rand Financing II (incorporated by reference to Exhibit 4.13 of Form S-3 Registration Statement No.
            333-34029 of Ingersoll-Rand Company).
4.7    --   Trust Agreement of Ingersoll-Rand Financing III (incorporated by reference to Exhibit 4.7 of Form S-3 Registration Statement No.
            333-50902).
4.8    --   Form of Amended and Restated Trust Agreement of Ingersoll-Rand
            Financing II and Ingersoll-Rand Financing III (incorporated by reference to Exhibit 4.8 to of S-3/A Registration Statement No.
            333-50902).
4.9    --   Form of Guarantee Agreement (incorporated by reference to Exhibit
            4.9 of Form S-3/A Registration Statement No. 333-50902).
4.10   --   Form of Senior Debt Security (included in Exhibit 4.1).
4.11   --   Form of Trust Preferred Security (included in Exhibit 4.8).
4.12   --   Form of Subordinated Debt Security (included in Exhibit 4.3).
4.13   --   Form of Guarantee with respect to Trust Preferred Securities
            (included in Exhibit 4.9).
4.14   --   Form of Rights (included in Exhibit 3.5).
4.15*  --   Form of Deposit Agreement for Depository Shares.
4.16*  --   Form of Common Stock share certificate.
4.17*  --   Form of Preference Stock share certificate.
4.18*  --   Form of Purchase Contract Agreement relating to Stock Purchase
            Contracts and Stock Purchase Units.
4.19*  --   Form of Pledge Agreement for Stock Purchase Contracts and Stock
            Purchase Units.
4.20*  --   Form of Warrant Agreement.
4.21*  --   Form of Warrant Unit Agreement.

5.1    --   Opinion of Patricia Nachtigal, Esq., Senior Vice President and
            General Counsel (filed herewith).
5.2    --   Opinion of Richards, Layton & Finger, P.A. (Ingersoll-Rand Financing
            II) (filed herewith).
5.3    --   Opinion of Richards, Layton & Finger, P.A. (Ingersoll-Rand Financing
            III) (filed herewith).
10.1        Credit Agreement dated as of July 2, 2001, among Ingersoll-Rand
            Company, the banks listed therein, The Chase Manhattan Bank, as
            Administrative Agent, Citibank N.A., and Deutsche Banc Alex. Brown
            Inc., as Co-Syndication Agents, and The Bank of Nova Scotia and Bank
            of Tokyo-Mitsubishi Trust Company, as Co-Documentation Agents.
            (incorporated by reference to Exhibit 10(i)(a) of Form 10-Q of
            Ingersoll-Rand Company filed August 2, 2001).
10.2        Credit Agreement dated as of July 2, 2001, among Ingersoll-Rand
            Company, the banks listed therein, The Chase Manhattan Bank, as
            Administrative Agent, Citibank N.A., and Deutsche Banc Alex. Brown
            Inc., as Co-Syndication Agents, and The Bank of Nova Scotia and Bank
            of Tokyo-Mitsubishi Trust Company, as Co-Documentation Agents.
            (incorporated by reference to Exhibit 10(i)(b) of Form 10-Q of
            Ingersoll-Rand Company filed August 2, 2001).
12     --   Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12 of Form 10-Q of Ingersoll-Rand Company filed
            August 2, 2001).
23.1   --   Consent of Patricia Nachtigal, Esq. (included in Exhibit 5.1).
23.2   --   Consent of Richards, Layton & Finger, P.A. (included in Exhibits 5.2 and 5.3).
23.3   --   Consent of Independent Accountants (filed herewith).
24.1   --   Powers of Attorney (Ingersoll-Rand Company) (filed herewith).
24.2   --   Powers of Attorney (Ingersoll-Rand Financing II and Ingersoll-Rand
            Financing III) (filed herewith).
25.1   --   Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Senior
            Indenture (incorporated by reference to Exhibit 25.1 of Form S-3
            Registration Statement No. 333-50902).
25.2   --   Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Subordinated
            Indenture. (incorporated by reference to Exhibit 25.2 of Form S-3
            Registration Statement No. 333-50902).
25.3   --   Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Property Trustee under the
            Amended and Restated Trust Agreement of Ingersoll-Rand Financing II
            (incorporated by reference to Exhibit 25.3 of Form S-3 Registration
            Statement No. 333-50902).
25.4   --   Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Property Trustee under the
            Amended and Restated Trust Agreement of Ingersoll-Rand Financing III
            (incorporated by reference to Exhibit 25.4 of Form S-3 Registration
            Statement No. 333-50902).
25.5   --   Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trust Preferred Guarantee
            Trustee under the Trust Preferred Securities Guarantee of
            Ingersoll-Rand Company for the benefit of the holders of Trust
            Preferred Securities of Ingersoll-Rand Financing II (incorporated by reference to Exhibit 25.5 of Form S-3 Registration Statement No.
            333-50902).
25.6   --   Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trust Preferred Guarantee
            Trustee under the Trust Preferred Securities Guarantee of
            Ingersoll-Rand Financing III (incorporated by reference to Exhibit
            25.6 of Form S-3 Registration Statement No. 333-50902).

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*     To be filed with Subsequent Current Report on Form 8-K.